UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 27, 2017

MELINTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 George Street, Suite 301, New Haven, CT		06511
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (312) 767-0291

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 27, 2017, the Company held a special meeting of its stockholders. At the special meeting, the holders of a total of 14,559,652 shares of the Company’s common stock were present in person or by proxy, representing 66.18% of the total number of shares outstanding and entitled to vote at the meeting, thus constituting a quorum. The proposals set forth below were submitted to a vote of the stockholders at the special meeting, such proposal being further described in the Notice of Special Meeting of Stockholders and Proxy Statement filed with the Securities and Exchange Commission on December 15, 2017. Set forth below are the final voting results for the proposals, which were approved by the requisite vote of stockholders.

(1) Approval of the issuance of common stock, par value $0.001 per share, of the Company, pursuant to the Medicines purchase agreement, the Deerfield commitment letter and the equity commitment letters, and the issuance of the Deerfield warrant (and the shares issuable upon exercise of, or otherwise pursuant to, such warrant) as contemplated by the Deerfield commitment letter.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
14,267,842	41,501	250,309	0

(2) Approval of the proposal to adjourn the meeting, if necessary, if a quorum is present, to solicit additional proxies, in the event that there are not sufficient votes at the time of the meeting to approve proposal 1.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
13,976,013	329,302	254,337	0—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2017	Melinta Therapeutics, Inc.

	By:	/s/ Paul Estrem
Paul Estrem
Chief Financial Officer